                                  SCHEDULE 13G

                                 ITEM 7 EXHIBIT


The joint filers are 1) Pasadena Capital Corporation, a holding company, and 2) Roger Engemann & Associates, Inc., an investment adviser. .

The relationships of the joint filers are as follows:

1. Pasadena Capital Corporation, a holding company, owns 100% of Roger Engemann & Associates, Inc.

                         NUMBER OF SHARES BY JOINT FILER


                                                             CONTROL
                                           SHARES            PERSON
                                           ------            -------
Roger Engemann & Associates, Inc.          529,924*          529,924

Pasadena Capital Corporation                     0           529,924


*These shares are beneficially owned by and held in the accounts of various clients of the above-named investment adviser, which the adviser has investment discretion and voting authority with respect to such shares.

                                  SCHEDULE 13G

               JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(f)(1)


This agreement is made pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934 (the "Act") by and between the parties listed below, each referred to herein as a "Joint Filer". The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirement for making a join filing under Rule 13d-1.


                                 ROGER ENGEMANN & ASSOCIATES, INC.


                                 By  /s/ TINA L. MITCHELL
                                   ------------------------------------------
                                   Tina L. Mitchell, Vice President, Compliance



                                 PASADENA CAPITAL CORPORATION


                                 By /s/ MALCOLM AXON
                                   ------------------------------------------
                                   Malcolm Axon, CFO